UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 30, 2008
Dolan Media Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Dolan Media Company will hold its Annual Meeting of Stockholders on
Monday, May 12, 2008
3:30 p.m.
Minneapolis Club
729 Second Avenue South
Minneapolis, MN 55402
     Stockholders intending to nominate a person for election as a director or bring other business appropriate for stockholder action at this meeting must comply with the requirements set forth in our Bylaws. For stockholders to act upon a nomination or other proposal at this meeting, the Bylaws require, among other things, that stockholders give written notice of their nomination or other proposals to our Corporate Secretary no later than February 12, 2008. The written notice must contain the information required by our Bylaws and, if a stockholder is nominating a person to be considered by our Nominating and Corporate Governance Committee, the written notice must also include the supporting information required by our Corporate Governance Guidelines.
     Our Bylaws are available on the SEC’s website (www.sec.gov) as Exhibit 3.2 to our Registration Statement on Form S-1/A filed with the SEC on July 11, 2007. Our Corporate Governance Guidelines are available on the investor relations page of our website (www.dolanmedia.com). Stockholders may also request copies of the Bylaws and Corporate Governance Guidelines by sending a written request to our Corporate Secretary at the address below.
     Stockholders who intend to have their proposals included in our proxy materials must also comply with Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934. This Rule requires, among other things, that we receive stockholder proposals by a reasonable time before we begin to print and send these materials. Because we expect to begin printing and sending our proxy materials for the Annual Meeting in early March, we must receive stockholder proposals by February 12, 2008 if they are to be included in our proxy materials.
     Stockholders should send written notice and proposals they intend to include in our proxy materials by registered, certified or express mail, courier, electronic mail or other means that allow the stockholder to determine when we received the notice and/or proposal, addressed as follows:

By mail or courier:	Dolan Media Company Attn: Corporate Secretary 706 Second Avenue South Suite 1200 Minneapolis, MN 55402

By email:	secretary@dolanmedia.com

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei
	Name:	Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer

Dated: January 30, 2008